Morgan Stanley Dean Witter 21st Century Trend Fund
Item 77(o) 10f-3 Transactions
July 1, 2000 - December 31, 2000


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Active
Power Inc.

08/07/00
$17.00


7,900


0.023%


$136,000,000


0.099%


Goldman
Sachs
Avici
Systems

07/27/00

$31.00

2,700

0.015%

$217,000,000

0.039%

Dain
Rauscher
Decode
Genetics

07/16/00

$18.00

7,700

0.022%

$172,800,000

0.080%

Lehman
Brothers
Entravision


08/02/00

$16.50

110,000

0.312%

$752,335,000

0.241%

DLJ
Mainspring
07/26/00
$12.00
2,500
0.015%
$48,000,000
0.063%
Legg
Mason
Protein
Design
Labs


09/25/00


$118.44


5,400


0.101%


$355,312,500


0.180%


SG Cowen
Transmeta
Corp.
11/06/00
$21.00
6,100
0.021%
$273,000,000
0.047%
SG Cowen
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